UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 19, 2015

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Jackson Boulevard, Suite 2400

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 19, 2015, the Board of Directors (the “Board”) of Enova International, Inc. (“Enova” or the “Company”) voted to increase the number of board seats from seven to eight and elected Ellen Carnahan, age 69, to serve as a non-employee director of the Company.  Ms. Carnahan has over twenty years of experience as an institutional private equity investor.  She is currently a Principal of Machrie Enterprises where she serves as an advisor to venture capital funds and invests in private companies and venture funds. She previously spent eighteen years at William Blair Capital Management where she served as Managing Director and Head of Technology Investing.  Ms. Carnahan has served on the board of more than a dozen companies and is an active member of Chicago’s corporate and entrepreneurship community.

There are no family relationships existing between Ms. Carnahan and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Carnahan or any member of her immediate family have or will have an interest. In exchange for her service, Ms. Carnahan will receive compensation of $50,000 cash annually and an annual $100,000 equity grant per Enova’s Director Compensation Policy adopted on October 14, 2014.

A copy of the press release relating to the election of Ms. Carnahan is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Enova International, Inc. press release dated May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 19, 2015	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Enova International, Inc. press release dated May 19, 2015